EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Sandy Pfaff
415-819-7447
sandy@pfaffpr.com

BANK OF MARIN BANCORP REPORTS RECORD SECOND QUARTER EARNINGS OF $5.0 MILLION
AND INCREASES QUARTERLY CASH DIVIDEND TO SHAREHOLDERS

NOVATO, CA, July 23, 2012 - Bank of Marin Bancorp, "Bancorp" (NASDAQ: BMRC), parent company of Bank of Marin, announced second quarter 2012 earnings of $5.0 million, up 0.2%, from $4.9 million in the first quarter of 2012, and up 44.0% from $3.4 million in the second quarter of 2011. Diluted earnings per share totaled $0.91 in the second quarter, consistent with the prior quarter, and increased $0.27 from $0.64 in the same quarter a year ago. Earnings for the six-month period ended June 30, 2012 totaled $9.9 million, up 24.4% from $7.9 million in the same period a year ago. Diluted earnings per share for the six-month period ended June 30, 2012 totaled $1.82, up $0.34, or 23.0%, from $1.48 in the same period a year ago.

“Our solid earnings are driven by our excellent credit quality, strong relationships with customers, and commitment to the community,” said Russell A. Colombo, President and CEO of Bank of Marin. “We have positioned ourselves to expand our wine industry lending by adding another experienced commercial loan officer in Sonoma County, and the appointment of a new board member from Napa, Michaela Rodeno, former CEO of St. Supery Winery."

Bancorp also provided the following highlights on its operating and financial performance for the second quarter of 2012:

•
Credit quality remains solid with net charge-offs in the second quarter of 2012 totaling $187 thousand, down $930 thousand from the prior quarter and down $2.0 million from the same quarter a year ago.

•	Deposits totaled $1.2 billion at June 30, 2012 and March 31, 2012 and totaled $1.1 billion at June 30, 2011. Non-interest bearing deposits totaled 32.5% of total deposits at June 30, 2012.

•
In a conscious effort to deploy excess liquidity, Bancorp grew the investment portfolio by $36.6 million (primarily government-guaranteed mortgage-backed and collateralized mortgage obligation securities, as well as corporate bonds) in the second quarter of 2012.

•
Total risk-based capital ratio for Bancorp grew to 13.9%, up from 13.6% at March 31, 2012 and 13.0% at June 30, 2011, and continues to be well above industry requirements for a well-capitalized institution.

•	Loans in Napa increased $4.7 million, or 8.1%, in the second quarter of 2012, excluding $1.9 million in problem loan payoffs.

•
Michaela Rodeno was appointed as Bancorp's new board member on July 2, 2012. Rodeno, former CEO of St. Supery Winery and former board member of Silicon Valley Bank, brings 40 years of business and wine industry knowledge to the board.

•
On July 19, 2012, the Board of Directors declared a quarterly cash dividend of $0.18 per share, a $0.01 increase from the prior quarter. The cash dividend is payable to shareholders of record at the close of business on August 2, 2012 and will be payable on August 10, 2012.

Loans and Credit Quality

Gross loans totaled $1.0 billion at June 30, 2012 and March 31, 2012 and totaled $986.6 million at June 30, 2011. Non-performing loans totaled $14.3 million, or 1.40%, of Bancorp's loan portfolio at June 30, 2012, relatively unchanged from $14.4 million, or 1.40%, at March 31, 2012 and up from $8.7 million, or 0.88%, a year ago. Accruing loans past due 30 to 89 days totaled $9.8 million at June 30, 2012, compared to $1.8 million at March 31, 2012 and $763 thousand a year ago. The increase in past due loans in the second quarter of 2012 primarily relates to two loans which are adequately collateralized, and no significant loss exposure is expected.

The provision for loan losses totaled $100 thousand in the second quarter of 2012, an increase of $100 thousand from the prior quarter, and a decrease of $2.9 million from the same quarter a year ago. Bancorp's loan loss provision totaled $100 thousand and $4.1 million in the first half of 2012 and 2011, respectively. The decreases in the second quarter and first half of 2012 compared to the same periods a year ago are due to a limited number of newly identified problem loans that have credit loss exposure. The allowance for loan losses totaled 1.31% of loans at June 30, 2012 and March 31, 2012, compared to 1.41% at June 30, 2011. Net charge-offs in the second quarter of 2012 totaled $187 thousand, compared to $1.1 million in the prior quarter and $2.1 million in the second quarter of 2011. Net charge-offs in the first half of 2012 and 2011 totaled $1.3 million and $2.5 million, respectively.

Deposits

Deposits totaled $1.2 billion at June 30, 2012 and March 31, 2012, and grew $91.8 million, or 8.1%, over a year ago. Non-interest bearing deposits comprised 32.5% of total deposits at June 30, 2012, compared to 32.9% at March 31, 2012 and 30.4% a year ago. Second quarter activity reflects a $25 million decline related to one customer who relies on funding from the Federal Government and experienced a modification in their payment and reimbursement process.

Earnings

Net interest income totaled $16.3 million in the second quarter of 2012 and remained relatively unchanged from the prior quarter, and decreased $722 thousand, or 4.2%, from the same quarter last year. Net interest income for the first half of 2012 totaled $32.5 million, representing a decrease of $399 thousand, or 1.2%, from the same period a year ago. The tax-equivalent net interest margin was 4.94% in the second quarter of 2012, compared to 4.97% in the prior quarter and 5.51% in the same quarter a year ago. The tax-equivalent net interest margin was 4.96% in the first half of 2012 compared to 5.48% in the first half of 2011. The decreases in the second quarter and first half of 2012 compared to the same periods a year ago primarily relate to a lower level of gains on pay-offs of purchased credit-impaired ("PCI") loans and a lower level of accretion on purchased non-credit impaired loans. The decreases are partially offset by a reduction in the cost of interest-bearing liabilities due to the low interest rate environment and the pay-off of two higher costing borrowings.

"Our continued high level of financial performance and the confidence our management has in the Bank drove our decision to increase our cash dividend to shareholders this quarter," said Chris Cook, Chief Financial Officer. "We also proactively deployed some of our excess liquidity through the purchase of investment securities."

Accretion and gains on pay-offs of purchased loans recorded to interest income were as follows:

	Three months ended			Six months ended

(dollars in thousands; unaudited)	6/30/2012	3/31/2012	6/30/2011	6/30/2012	6/30/2011
Accretion on PCI loans	$478	$510	$291	$988	$367
Accretion on non-PCI loans	$311	$203	$887	$514	$2,211
Gains on pay-offs of PCI loans	$69	$522	$1,222	$591	$1,222

Accretion on PCI loans fluctuates based on changes in cash flows expected to be collected. For acquired loans not considered credit-impaired, the level of accretion varies due to maturities and early pay-offs of these loans. Gains on pay-offs of PCI loans are recorded when the pay-off amounts exceed the recorded investment.

Non-interest income in the second quarter of 2012 totaled $1.8 million, compared to $1.7 million in the prior quarter and $1.6 million from the same quarter a year ago. Non-interest income totaled $3.5 million for the first half of 2012, an increase of $315 thousand, or 9.9% from the first half of 2011. The increase primarily relates to higher service charges on deposit accounts, merchant interchange income and debit card interchange fees.

Non-interest expense totaled $9.7 million in the second quarter of 2012, and remained relatively consistent with the prior quarter. Non-interest expense decreased $313 thousand, or 3.1%, from the same quarter a year ago, primarily relating to lower acquisition-related data processing and professional service costs. Non-interest expense totaled $19.5 million and $19.1 million in the first half of 2012 and 2011, respectively, representing a 2.0% increase. The increase primarily reflects higher personnel costs associated with merit increases.

About Bank of Marin Bancorp

Bank of Marin, as the sole subsidiary of Bank of Marin Bancorp (NASDAQ: BMRC), is the premier community and business bank in Marin County with 17 offices in Marin, San Francisco, Napa and Sonoma counties. Bank of Marin offers business and personal banking, private banking and wealth management services, with a strong focus on supporting local businesses in the community. Incorporated in 1989, Bank of Marin has received the highest five star rating from Bauer Financial for more than twelve years (www.bauerfinancial.com) and has been recognized for several years as one of the "Best Places to Work in the Bay Area" and one of the "Top Corporate Philanthropists" by the San Francisco Business Times. With assets exceeding $1.4 billion, Bank of Marin Bancorp is included in the Russell 2000 Small-Cap Index and has been recognized as a Top 200 Community Bank for the past five years by US Banker Magazine. For more information, visit www.bankofmarin.com.

Forward Looking Statements

This release may contain certain forward-looking statements that are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact Bancorp's earnings in future periods. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “intend,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, the economic downturn in the United States and abroad, changes in interest rates, deposit flows, real estate values, expected future cash flows on acquired loans, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting Bancorp's operations, pricing, products and services. These and other important factors are detailed in various securities law filings made periodically by Bancorp, copies of which are available from Bancorp without charge. Bancorp undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

BANK OF MARIN BANCORP
FINANCIAL HIGHLIGHTS
Year To Year Comparison
June 30, 2012
(dollars in thousands, except per share data; unaudited)

SECOND QUARTER	QTD 2012	QTD 2011	CHANGE	% CHANGE
NET INCOME	$4,951	$3,439	$1,512	44.0%
DILUTED EARNINGS PER COMMON SHARE	$0.91	$0.64	$0.27	42.2%
RETURN ON AVERAGE ASSETS (ROA)	1.39%	1.04%	0.35%	33.7%
RETURN ON AVERAGE EQUITY (ROE)	14.01%	10.78%	3.23%	30.0%
EFFICIENCY RATIO	53.56%	53.80%	(0.24)%	(0.4)%
TAX-EQUIVALENT NET INTEREST MARGIN[1]	4.94%	5.51%	(0.57)%	(10.3)%
NET CHARGE-OFFS	$187	$2,149	$(1,962)	(91.3)%
NET CHARGE-OFFS TO AVERAGE LOANS	0.02%	0.22%	(0.20)%	(90.9)%

YEAR-TO-DATE	YTD 2012	YTD 2011	CHANGE	% CHANGE
NET INCOME	$9,891	$7,948	$1,943	24.4%
DILUTED EARNINGS PER COMMON SHARE	$1.82	$1.48	$0.34	23.0%
RETURN ON AVERAGE ASSETS (ROA)	1.40%	1.23%	0.17%	13.8%
RETURN ON AVERAGE EQUITY (ROE)	14.20%	12.72%	1.48%	11.6%
EFFICIENCY RATIO	54.26%	53.04%	1.22%	2.3%
TAX-EQUIVALENT NET INTEREST MARGIN[1]	4.96%	5.48%	(0.52)%	(9.5)%
NET CHARGE-OFFS	$1,304	$2,522	$(1,218)	(48.3)%
NET CHARGE-OFFS TO AVERAGE LOANS	0.13%	0.26%	(0.13)%	(50.0)%

AT PERIOD END	June 30, 2012	June 30, 2011	CHANGE	% CHANGE
TOTAL ASSETS	$1,407,000	$1,337,393	$69,607	5.2%

LOANS:
COMMERCIAL AND INDUSTRIAL	$176,002	$177,255	$(1,253)	(0.7)%
REAL ESTATE
COMMERCIAL OWNER-OCCUPIED	$172,757	$164,990	$7,767	4.7%
COMMERCIAL INVESTOR-OWNED	$453,456	$390,549	$62,907	16.1%
CONSTRUCTION	$47,948	$66,504	$(18,556)	(27.9)%
HOME EQUITY	$98,565	$95,212	$3,353	3.5%
OTHER RESIDENTIAL	$55,316	$66,886	$(11,570)	(17.3)%
INSTALLMENT AND OTHER CONSUMER LOANS	$21,150	$25,238	$(4,088)	(16.2)%
TOTAL LOANS	$1,025,194	$986,634	$38,560	3.9%

NON-PERFORMING LOANS[2]:
COMMERCIAL AND INDUSTRIAL	$1,751	$3,669	$(1,918)	(52.3)%
REAL ESTATE
COMMERCIAL OWNER-OCCUPIED	$1,403	$293	$1,110	378.8%
COMMERCIAL INVESTOR-OWNED	$5,961	$—	$5,961	NM
CONSTRUCTION	$2,821	$3,263	$(442)	(13.5)%
HOME EQUITY	$981	$710	$271	38.2%
OTHER RESIDENTIAL	$740	$138	$602	436.2%
INSTALLMENT AND OTHER CONSUMER LOANS	$690	$621	$69	11.1%
TOTAL NON-PERFORMING LOANS	$14,347	$8,694	$5,653	65.0%

TOTAL ACCRUING LOANS 30-89 DAYS PAST DUE	$9,837	$763	$9,074	1,189.3%
LOAN LOSS RESERVE TO LOANS	1.31%	1.41%	(0.10)%	(7.1)%
LOAN LOSS RESERVE TO NON-PERFORMING LOANS	0.94	x	1.60	x	(0.66)	x	(41.3)%
NON-PERFORMING LOANS TO TOTAL LOANS	1.40%	0.88%	0.52%	59.1%
TEXAS RATIO[3]	9.14%	6.11%	3.03%	49.6%

TOTAL DEPOSITS	$1,230,717	$1,138,906	$91,811	8.1%
LOAN TO DEPOSIT RATIO	83.3%	86.6%	(3.3)%	(3.8)%
STOCKHOLDERS' EQUITY	$144,326	$129,058	$15,268	11.8%
BOOK VALUE PER SHARE	$26.92	$24.25	$2.67	11.0%
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS[4]	10.26%	9.60%	0.66%	6.9%
TOTAL RISK BASED CAPITAL RATIO-BANK[5]	13.6%	12.6%	1.0%	7.9%
TOTAL RISK BASED CAPITAL RATIO-BANCORP[5]	13.9%	13.0%	0.9%	6.9%

[1] Net interest income is annualized by dividing actual number of days in the period times 360 days.

[2] Excludes accruing troubled-debt restructured loans of $25.2 million and $1.5 million at June 30, 2012 and 2011, respectively. Excludes purchased credit-impaired (PCI) loans with carrying values of $3.1 million and $7.2 million that were accreting interest at June 30, 2012 and 2011, respectively. These amounts are excluded as PCI loan accretable yield interest recognition is independent from the underlying contractual loan delinquency status. Total PCI loans were $4.7 million and $7.9 million at June 30, 2012 and 2011, respectively.

[3] (Non-performing assets + 90 day delinquent loans)/(tangible common equity + allowance for loan losses).

[4] Tangible common equity includes common stock, retained earnings and unrealized gain on available for sale securities, net of tax, less intangible assets. Tangible assets exclude core deposit intangibles totaling zero at June 30, 2012 and $707 thousand at June 30, 2011.

[5] Current period estimated.

BANK OF MARIN BANCORP CONSOLIDATED STATEMENTS OF CONDITION
at June 30, 2012, March 31, 2012 and June 30, 2011

(in thousands, except share data; unaudited)	June 30, 2012	March 31, 2012	June 30, 2011
Assets
Cash and due from banks	$98,321	$139,827	$88,043
Short-term investments	—	2,012	22,116
Cash and cash equivalents	98,321	141,839	110,159
Investment securities
Held to maturity, at amortized cost	83,134	73,912	35,514
Available for sale (at fair market value; amortized cost $159,024, $131,621 and $164,731 at June 30, 2012, March 31, 2012 and June 30, 2011, respectively	161,803	134,443	167,406
Total investment securities	244,937	208,355	202,920
Loans, net of allowance for loan losses of $13,435, $13,522 and $13,920 at June 30, 2012, March 31, 2012 and June 30, 2011, respectively	1,011,759	1,018,685	972,714
Bank premises and equipment, net	9,074	9,183	9,280
Interest receivable and other assets	42,909	43,222	42,320
Total assets	$1,407,000	$1,421,284	$1,337,393

Liabilities and Stockholders' Equity
Liabilities
Deposits
Non-interest bearing	$399,835	$409,409	$346,317
Interest bearing
Transaction accounts	149,822	153,244	133,429
Savings accounts	86,590	82,151	72,458
Money market accounts	423,682	426,175	403,782
CDARS® time accounts	27,297	31,562	31,674
Other time accounts	143,491	143,100	151,246
Total deposits	1,230,717	1,245,641	1,138,906
Federal Home Loan Bank borrowings	15,000	15,000	55,000
Subordinated debenture	5,000	5,000	5,000
Interest payable and other liabilities	11,957	15,622	9,429
Total liabilities	1,262,674	1,281,263	1,208,335

Stockholders' Equity
Preferred stock, no par value, Authorized - 5,000,000 shares, none issued	---	---	---
Common stock, no par value, Authorized - 15,000,000 shares issued and outstanding - 5,362,222, 5,348,659 and 5,321,227 at June 30, 2012, March 31, 2012 and June 30, 2011, respectively	57,543	57,254	56,265
Retained earnings	85,171	81,130	71,241
Accumulated other comprehensive income, net	1,612	1,637	1,552
Total stockholders' equity	144,326	140,021	129,058
Total liabilities and stockholders' equity	$1,407,000	$1,421,284	$1,337,393

BANK OF MARIN BANCORP CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three months ended			Six months ended
(in thousands, except per share amounts; unaudited)	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Interest income
Interest and fees on loans	$15,324	$15,328	$16,862	$30,652	$32,762
Interest on investment securities
Securities of U.S. Government agencies	817	967	745	1,784	1,478
Obligations of state and political subdivisions	455	387	303	842	605
Corporate debt securities and other	285	201	171	486	282
Interest on Federal funds sold and short-term investments	56	50	56	106	96
Total interest income	16,937	16,933	18,137	33,870	35,223
Interest expense
Interest on interest bearing transaction accounts	45	44	48	89	86
Interest on savings accounts	24	22	25	46	54
Interest on money market accounts	180	183	341	363	678
Interest on CDARS® time accounts	21	32	48	53	142
Interest on other time accounts	269	304	315	573	673
Interest on borrowed funds	117	147	357	264	709
Total interest expense	656	732	1,134	1,388	2,342
Net interest income	16,281	16,201	17,003	32,482	32,881
Provision for loan losses	100	—	3,000	100	4,050
Net interest income after provision for loan losses	16,181	16,201	14,003	32,382	28,831
Non-interest income
Service charges on deposit accounts	549	524	468	1,073	911
Wealth Management and Trust Services	488	456	469	944	903
Debit card interchange fees	259	234	203	493	391
Merchant interchange fees	186	193	159	379	265
Earnings on Bank-owned life Insurance	192	188	193	380	362
Other income	126	100	89	226	348
Total non-interest income	1,800	1,695	1,581	3,495	3,180
Non-interest expense
Salaries and related benefits	5,314	5,604	5,220	10,918	10,149
Occupancy and equipment	1,056	987	1,093	2,043	2,000
Depreciation and amortization	341	341	314	682	622
Federal Deposit Insurance Corporation insurance	218	233	214	451	601
Data processing	660	606	909	1,266	1,491
Professional services	516	585	740	1,101	1,473
Other expense	1,580	1,479	1,508	3,059	2,792
Total non-interest expense	9,685	9,835	9,998	19,520	19,128
Income before provision for income taxes	8,296	8,061	5,586	16,357	12,883
Provision for income taxes	3,345	3,121	2,147	6,466	4,935
Net income	$4,951	$4,940	$3,439	$9,891	$7,948
Net income per common share:
Basic	$0.93	$0.93	$0.65	$1.86	$1.50
Diluted	$0.91	$0.91	$0.64	$1.82	$1.48
Weighted average shares used to compute net income per common share:
Basic	5,337	5,326	5,300	5,331	5,292
Diluted	5,419	5,425	5,385	5,422	5,376
Dividends declared per common share	$0.17	$0.17	$0.16	$0.34	$0.32
Comprehensive income
Net income	$4,951	$4,940	$3,439	$9,891	$7,948
Other comprehensive (loss) income
Change in net unrealized gain on available for sale securities	(39)	28	1,068	(11)	10
Reclassification adjustment for (gain) losses included in net income	(4)	38	—	34	—
Net change in unrealized gain on available for sale securities, before tax	(43)	66	1,068	23	10
Deferred tax (benefit) expense	(18)	28	449	10	4
Other comprehensive (loss) income, net of tax	(25)	38	619	13	6
Comprehensive income	$4,926	$4,978	$4,058	$9,904	$7,954

BANK OF MARIN BANCORP
AVERAGE STATEMENTS OF CONDITION AND ANALYSIS OF NET INTEREST INCOME

	Three months ended			Three months ended			Three months ended
	June 30, 2012			March 31, 2012			June 30, 2011
		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands; unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-bearing due from banks [1]	$70,003	$56	0.32%	$87,101	$50	0.23%	$89,952	$56	0.25%
Investment Securities [2,3]	230,609	1,750	3.04%	198,243	1,722	3.47%	168,444	1,376	3.27%
Loans and banker's acceptances [1,3,4]	1,028,761	15,466	5.95%	1,028,573	15,473	5.95%	979,550	16,955	6.85%
Total interest-earning assets [1]	1,329,373	17,272	5.14%	1,313,917	17,245	5.19%	1,237,946	18,387	5.88%
Cash and non-interest-bearing due from banks	53,269			52,011			45,133
Bank premises and equipment, net	9,136			9,383			8,971
Interest receivable and other assets, net	35,813			34,808			38,391
Total assets	$1,427,591			$1,410,119			$1,330,441
Liabilities and Stockholders' Equity
Interest-bearing transaction accounts	$147,463	$45	0.12%	$143,159	$44	0.12%	$127,544	$48	0.15%
Savings accounts	85,118	24	0.11%	78,831	22	0.11%	69,357	25	0.14%
Money market accounts	431,625	180	0.17%	436,333	183	0.17%	395,159	341	0.35%
CDARS® time accounts	28,045	21	0.30%	40,091	32	0.32%	31,879	48	0.60%
Other time accounts	142,189	269	0.76%	149,228	304	0.82%	156,008	315	0.81%
FHLB fixed-rate advances [1]	15,000	78	2.07%	19,835	107	2.13%	55,000	320	2.33%
Subordinated debenture [1]	5,000	39	3.09%	5,000	40	3.16%	5,000	37	2.93%
Total interest-bearing liabilities	854,440	656	0.31%	872,477	732	0.34%	839,947	1,134	0.54%
Demand accounts	417,354			384,774			346,469
Interest payable and other liabilities	13,646			14,814			16,062
Stockholders' equity	142,151			138,054			127,963
Total liabilities & stockholders' equity	$1,427,591			$1,410,119			$1,330,441
Tax-equivalent net interest income/margin [1]		$16,616	4.94%		$16,513	4.97%		$17,253	5.51%
Reported net interest income/margin [1]		$16,281	4.85%		$16,201	4.88%		$17,003	5.43%
Tax-equivalent net interest rate spread			4.83%			4.85%			5.34%

	Six months ended			Six months ended
	June 30, 2012			June 30, 2011
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands; unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-bearing due from banks [1]	$78,552	$106	0.27%	$76,240	$96	0.25%
Investment Securities [2,3]	214,426	3,472	3.24%	155,764	2,681	3.44%
Loans and banker's acceptances [1,3,4]	1,028,667	30,939	5.95%	979,611	32,943	6.69%
Total interest-earning assets [1]	1,321,645	34,517	5.17%	1,211,615	35,720	5.86%
Cash and non-interest-bearing due from banks	52,640			43,763
Bank premises and equipment, net	9,260			8,721
Interest receivable and other assets, net	35,310			34,915
Total assets	$1,418,855			$1,299,014
Liabilities and Stockholders' Equity
Interest-bearing transaction accounts	$145,311	$89	0.12%	$121,340	$86	0.14%
Savings accounts	81,974	46	0.11%	65,984	54	0.17%
Money market accounts	433,979	363	0.17%	389,011	678	0.35%
CDARS® time accounts	34,068	53	0.31%	43,093	142	0.66%
Other time accounts	145,709	573	0.79%	156,815	673	0.87%
FHLB fixed-rate advances [1]	17,418	185	2.10%	56,956	636	2.25%
Subordinated debenture [1]	5,000	79	3.13%	5,000	73	2.90%
Total interest-bearing liabilities	863,459	1,388	0.32%	838,199	2,342	0.56%
Demand accounts	401,063			322,406
Interest payable and other liabilities	14,230			12,369
Stockholders' equity	140,103			126,040
Total liabilities & stockholders' equity	$1,418,855			$1,299,014
Tax-equivalent net interest income/margin [1]		$33,129	4.96%		$33,378	5.48%
Reported net interest income/margin [1]		$32,482	4.86%		$32,881	5.40%
Tax-equivalent net interest rate spread			4.85%			5.30%

[1] Interest income/expense is divided by actual number of days in the period times 360 days to correspond to stated interest rate terms, where applicable.
[2] Yields on available-for-sale securities are calculated based on amortized cost balances rather than fair value, as changes in fair value are reflected as a component of stockholders'
equity. Investment security interest is earned on 30/360 day basis monthly.

[3] Yields and interest income on tax-exempt securities and loans are presented on a taxable-equivalent basis using the Federal statutory rate of 35 percent.
[4] Average balances on loans outstanding include non-performing loans. The amortized portion of net loan origination fees is included in interest income on loans, representing an adjustment to the yield.